Exhibit 35.1
[Bank of America Merrill Lynch Letterhead]

Bank of America, N.A.
 Annual Statement of Compliance
Saturn Trust No. 2007-1

VIA: EMAIL

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:	Saturn Trust No. 2007-1

Reference is made to the Trust Agreement, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as trustee, as successor by merger to LaSalle Bank National Association, as trustee, for Saturns Trust No. 2007-1, dated March 1, 2007, together with Schedules I, II and III attached thereto, and the Standard Terms for Trust Agreements (together with the Trust Agreement, the “Agreement”), between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as trustee, as successor by merger to LaSalle Bank National Association, as trustee dated April 13, 2006.  Capitalized terms used herein and not defined shall have the meanings defined in the Trust Agreement which incorporates the Standard Terms for Trust Agreements.

I, Thomas M. O’Connor, a Senior Vice President of Bank of America, National Association as successor by merger to LaSalle Bank National Association, as former trustee (the “Former Trustee”) under the Agreement hereby certify that:

1.
A review of certain servicing activities of the Former Trustee and of the performance of the Former Trustee with respect to such servicing activities under the Agreement for the applicable periods (as outlined on Exhibit A) has been made under my supervision.

2.
To the best of my knowledge, based on such review, except as disclosed in the distribution reports, or the certificates required to be delivered pursuant to 17 CFR Section 229.1100 (“Regulation AB”),  the Former Trustee has fulfilled such obligations under the Agreement in all material respects during each relevant applicable period (as outlined on Exhibit A).

Date: February 24, 2012

Bank of America, National Association as successor by merger to LaSalle Bank National Association, as Former Trustee

/s/Thomas M. O’Connor
Thomas M. O’Connor
Senior Vice President

EXHIBIT A

Apr 2006 Reference	Standard Terms for Trust Agreements Section	BANA Responsibility Period for 2011 Year
2.02	Entry Into Swap Agreement and Other Agreements	1/1-9/6
3.02a	Administration of the Trust	1/1-9/6
3.02b	Administration of the Trust	1/1-9/6
3.03	Collection of Certain Underlying Security Payments	1/1-9/6
3.04	Sale	N/A
3.05a	Unit Account	1/1-9/6
3.05b	Unit Account	1/1-2/1
3.06	Investment of Funds in the Accounts	1/1-2/1
3.07	Retained Interest	1/1-9/6
3.08	Access to Certain Documentation	1/1-9/6
4.01	Distributions	1/1-9/6
4.02a	Reports to Unitholders and Others - with respect to statement information (i) to (xi)	N/A
4.02a	Reports to Unitholders and Others - with respect to 8-K filing	3/1/2011
4.02a	Reports to Unitholders and Others - with respect to year end statement	1/1-9/6
4.02b	Reports to Unitholders and Others (b)	1/1-2/1
4.02c	Reports to Unitholders and Others (c)	1/1-2/1
4.02d	Reports to Unitholders and Others (d)	1/1-3/1
4.02e	Reports to Unitholders and Others (e)	1/1-2/1
4.02f	Reports to Unitholders and Others (f)	1/1-3/1
4.03	Calculation of Interest Rates	1/1-2/1
4.04	Compliance with Tax Reporting and Withholding Requirements	1/1-2/1
4.05	Preservation of Information, Communications to Holders - with respect to Registrar	1/1-9/6
5.02	Execution, Authentication, and Delivery	1/1-9/6
5.03	Registration; Registration of Transfer and Exchange	1/1-9/6
5.04	Mutilated, Destroyed, Lost and Stolen Units	1/1-9/6
5.05	Distributions in Respect of Units	1/1-9/6
5.07	Cancellation	1/1-9/6
5.08	Currency of Distributions in Respect of Units; Redenomination	1/1-9/6
5.09	Appointment of Paying Agent	1/1-9/6
5.10	Authenticating Agent	1/1-9/6
5.11	Issuance and Transfer Restrictions	1/1-9/6
5.11e	Issuance and Transfer Restrictions	1/1-2/1
5.12	Optional Exchange	N/A
5.13	Callable Series - with respect to notices	N/A
5.13	Callable Series - with respect to distributions	N/A
7.01	Voting Rights with Respect to Underlying Securities	1/1-2/1
7.02	Amendments and Waivers Under Swap Agreement and Guarantee	N/A
8.01	Realization Upon Default	1/1-2/1
9.01	Liquidation Events	1/1-2/1
9.02	Trust Wind Up Event	1/1-2/1
9.03	Expense Event	1/1-2/1
9.05a	Disposition of Trust Property	1/1-2/1
9.05b	Disposition of Trust Property	1/1-9/6
9.05c	Disposition of Trust Property - with respect to administration of terminations and liquidations, notices	1/1-2/1
9.05c	Disposition of Trust Property - with respect to distribution of proceeds	1/1-9/6
9.05d	Disposition of Trust Property	1/1-2/1
9.05h	Disposition of Trust Property	1/1-2/1
9.05j	Disposition of Trust Property	1/1-9/6
9.06	Limitation on Notice Requirement	1/1-2/1
9.08	Notice Pursuant to an Exchange Act Reporting Event	1/1-2/1
10.01	Trustee Duties	1/1-9/6
11.01	Termination of Trust	N/A
12.01	Amendment of Trust Agreement; Waivers	1/1-9/6
12.07	Notice to Rating Agencies	1/1-2/1
12.08	Perfection of the Swap Counterparty Security Interest	N/A
Trust Agreement Section
Schedule I	Callable Series	1/1-9/6
Schedule I	Expense Administrator	1/1-9/6
Schedule I	Warrant Agent	1/1-9/6
Schedule I	Compliance Certificate	1/1-3/1
Schedule I	Officer’s Certificate	1/1-3/1
Schedule I	Assessment of Compliance	1/1-3/1
Schedule I	Additional Reports to Depositors	1/1-9/6
Schedule I	Additional Reports to Unitholders	1/1-2/1
Schedule I	Distribution Reports	1/1-9/6
Schedule III	Additional Warrant Terms	1/1-9/6